Exhibit 10.2A

AMENDMENT

TO

INVESTORS’ RIGHTS AGREEMENT

This Amendment to Investors’ Rights Agreement (this “Amendment”) is entered into as of June 24, 2013 by and among Oxford Resource Partners, LP, a Delaware limited partnership (the “Partnership”), Oxford Resources GP, LLC, a Delaware limited liability company (“GP”), AIM Oxford Holdings, LLC, a Delaware limited liability company (“AIM”), C&T Coal, Inc., an Ohio corporation (“C&T Coal”), Charles C. Ungurean and Thomas T. Ungurean, for the purpose of amending the Investors’ Rights Agreement dated as of August 24, 2007 by and among the parties hereto (the “IR Agreement”). Unless otherwise specified, capitalized terms used but not defined herein are used as defined in the IR Agreement.

RECITALS

WHEREAS, pursuant to the Financing Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”) dated of even date herewith by and among Oxford Mining Company, LLC, an Ohio limited liability company, the Partnership, each subsidiary of the Partnership listed as a "Guarantor" on the signature pages thereto, the lenders from time to time party thereto (the “Lenders”), Obsidian Agency Services, Inc., a California corporation (“Obsidian”), as collateral agent for the Lenders, and Obsidian, as administrative agent for the Lenders, the Required Lenders (as such term is defined in the Financing Agreement) are to have the right to designate a director for election to the Board (the “Director Designation Right”) in the event they elect to exercise such Director Designation Right;

WHEREAS, the parties hereto seek to amend the IR Agreement to clarify the respective rights and obligations of each party thereto in light of the Director Designation Rights; and

WHEREAS, in accordance with Section 10(a) of the IR Agreement, the IR Agreement may be amended by written agreement of the Partnership, GP, AIM and a Majority of Investors;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the IR Agreement is hereby amended as follows:

Section 1. Amendments.

(a)     Section 2(a) of the IR Agreement is hereby amended by restating it in its entirety to read as follows:

(a)     Designation and Election of Board Members. For the C&T Coal Designation Period, C&T Coal will have the right to designate that number of natural Persons as is equal to the C&T Coal Designee Number to serve as members of the Board. For the Lenders’ Designation Period, the Required Lenders will have the right (which may or may not be exercised by the Required Lenders from time to time) to designate the Lenders’ Designated Director to serve as a member of the Board. AIM will have the right to designate the remaining members of the Board. In order to effect these rights, each of AIM and the Investors (or their respective Affiliates that own Membership Interests) shall vote the Membership Interests in GP owned by such party in a manner so as to cause and maintain the election of the Persons so designated.

(b)     Section 1.1 of Exhibit A to the IR Agreement is hereby amended by restating in their entirety the following definitions:

“Agreement” shall have the meaning set forth in the preamble, and shall include any amendments thereto from time to time including without limitation that certain Amendment to Investors’ Rights Agreement dated June 24, 2013.

“C&T Coal Designee Number” shall mean that number as is equal to the percentage share of the total outstanding Membership Interests owned by C&T Coal and its Affiliates at the relevant time of determination multiplied by the total number of members of the Board at such time, with any fractional number being eliminated by rounding down to the next whole number, provided that (a) the C&T Coal Designee Number will be reduced if necessary such that the C&T Coal Designee Number, the number of members of the Board that are Independent Directors (as defined in the Partnership Agreement) and the member of the Board that is a Lenders’ Designated Director (if one has been designated) are in total less than fifty percent (50%) of the members of the Board and (b) the C&T Coal Designee Number shall in no event be less than one (1).

(c)     Section 1.1 of Exhibit A to the IR Agreement is hereby further amended by adding thereto in the appropriate place alphabetically the following definitions, with the clause numbers for each definition in said Section 1.1 of Exhibit A being modified as applicable to have the definitions numbered consecutively with the first definition being clause (1) and so on:

“C&T Coal Designation Period” shall mean the period of time from the date hereof until such time as the Investors cease to own in the aggregate at least fifteen percent (15%) of the outstanding Class A Units (as such term is defined in the Limited Liability Company Agreement).

“Financing Agreement” shall mean the Financing Agreement dated as of June 24, 2013 by and among Oxford Mining Company, LLC, an Ohio limited liability company, the Partnership, each subsidiary of the Partnership listed as a "Guarantor" on the signature pages thereto, the Lenders, Obsidian, as collateral agent for the Lenders, and Obsidian, as administrative agent for the Lenders, as such Financing Agreement is amended, amended and restated, supplemented or otherwise modified from time to time.

“Lenders” shall mean the “Lenders” (as such term is defined in the Financing Agreement).

“Lenders’ Designated Director” shall mean the Person (if any) designated by the Required Lenders from time to time to be a member of the Board, provided that such Person shall be subject to the approval of AIM (which approval shall not be unreasonably withheld) and a Majority of Investors (which approval shall not be unreasonably withheld), it being understood and agreed that any senior management employee of an Agent (as such term is defined in the Financing Agreement) is hereby automatically deemed approved by AIM and a Majority of Investors.

“Lenders’ Designation Period” shall mean the period of time during which the Required Lenders have the right to designate a Lenders’ Designated Director pursuant to the Financing Agreement.

“Obsidian” shall mean Obsidian Agency Services, Inc., a California corporation.

“Required Lenders” shall mean the “Required Lenders” (as such term is defined in the Financing Agreement).

(d)     Section 10(a) of the IR Agreement is hereby amended by restating it in its entirety to read as follows:

(a)     Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the Partnership, GP, AIM and a Majority of Investors, provided that this Agreement may be amended, modified or supplemented by written agreement of AIM and a Majority of Investors only if such amendment, modification or supplement does not affect the rights of either the Partnership or GP, and provided, further, that none of the provisions herein relating to the rights of the Required Lenders to designate a Lenders’ Designated Director or any other provisions of this Agreement that have application thereto may be amended, modified or supplemented without the express written consent of the Required Lenders.

(e)     Section 10(c) of the IR Agreement is hereby amended by adding thereto at the end thereof the following:

If to any of the Lenders, to:

Obsidian Agency Services, Inc.,
as Agent for the Lenders
c/o Tennenbaum Capital Partners

2951 28th Street, Suite 1000
Santa Monica, California 90405
Attention:        Asher Finci
Telephone: (310) 566-1000
Telecopier: (310) 899-4950

with a copy to:

Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Frederic L. Ragucci, Esq. Telephone: (212) 756-2000 Telecopier: (212) 593-5955

(f)     Section 10 of the IR Agreement is hereby additionally amended by adding thereto a new Section 10(j) which shall read as follows:

(j) Compensation and Expenses of Lenders’ Designated Director. The Lenders’ Designated Director shall not receive any compensation for serving as a member of the Board, but the GP or the Partnership shall pay all costs and expenses incurred by the Lenders’ Designated Director in connection with attendance at any meetings of the Board (including the meetings of any committees or sub-committees thereof).

(g)     Section 10 of the IR Agreement is hereby further amended by adding thereto a new Section 10(k) which shall read as follows:

(k)     Status of Lenders. The Lenders shall be considered to be parties hereto and not a third party for purposes of the provisions herein relating to the rights of the Required Lenders to designate a Lenders’ Designated Director and any other provisions of this Agreement that have application thereto.

Section 2. Status of IR Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the IR Agreement shall remain in full force and effect. The parties hereto acknowledge and agree that the IR Agreement has not been amended prior to this Amendment.

Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law of the State of Delaware) as to all matters, including matters of validity, construction, effect, performance and remedies.

Section 4. Facsimiles; Counterparts. This Amendment may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Amendment may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original, and all of which together shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

OXFORD RESOURCE PARTNERS, LP

By:     Oxford Resources GP, LLC, its general partner

By: /s/ Daniel M. Maher
Name: Daniel M. Maher

Title: Senior Vice President

OXFORD RESOURCES GP, LLC

By: /s/ Daniel M. Maher
Name: Daniel M. Maher

Title: Senior Vice President

AIM OXFORD HOLDINGS, LLC

By:     AIM Coal, LLC, its Manager

By:     AIM Coal Management LLC, its Manager

By: /s/ Matthew P. Carbone
Name: Matthew P. Carbone

Title: Member

C&T COAL, INC.

By: /s/ Charles C. Ungurean
Name: Charles C. Ungurean

Title: President

/s/ Charles C. Ungurean
Charles C. Ungurean

/s/ Thomas T. Ungurean
Thomas T. Ungurean

Signature Page to Amendment to Investors' Rights Agreement